Exhibit 10.1

SECURITIES PURCHASE
AGREEMENT

Dated as of August 5, 2003

among

SOCKET COMMUNICATIONS, INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of August 5, 2003, by and among Socket Communications, Inc., a Delaware corporation (the "Company"), and the entities listed on Exhibit A hereto (each, a "Purchaser" and collectively, the "Purchasers"), for the purchase and sale by the Purchasers of shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), and warrants to purchase shares of Common Stock.

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Common Stock and Warrants

Section 1.1 Purchase and Sale of Common Stock and Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and each Purchaser shall, severally but not jointly, purchase from the Company that number of shares of Common Stock (the "Shares") and warrants to purchase that number of shares of Common Stock equal to 30% of the number of Shares to be purchased by such Purchaser, in substantially the form attached hereto as Exhibit B (the "Warrants"), in each case, set forth opposite such Purchaser's name on Exhibit A hereto at a price per Share and related Warrants equal to $2.37 (the "Per Share Purchase Price"), for an aggregate purchase price to the Company from all Purchasers of $4,099,993.35 (the "Purchase Price"). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

Section 1.2 Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the number of Shares and Warrants set forth opposite their respective names on Exhibit A. The closing of the purchase and sale of the Shares and Warrants (the "Closing") to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of the Company located at 37400 Central Court, Newark, California 94560 at 10:00 a.m., Pacific Time (i) on or before August 5, 2003, provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (such date is hereinafter referred to as the "Closing Date"). The entire Purchase Price shall be paid by the Purchasers in cash, by wire transfer of readily available funds, to the following account:

Mid Peninsula Bank
ABA # 121141534
Account # 0530004501
SWIFTCODE: GBAYUS6S
For the Benefit of: Socket Communications, Inc.

Section 1.3 Delivery. At the Closing, the Company shall issue to each Purchaser (a) certificate(s) representing the Shares in such number as is set forth opposite such Purchaser's name on Exhibit A hereto, and (b) such number of Warrants to purchase shares of Common Stock as is set forth opposite such Purchaser's name on Exhibit A hereto. The Warrants shall be exercisable for five (5) years from the date of issuance and shall have an exercise price per share of Common Stock equal to 115% of the Per Share Purchase Price.

Section 1.4 Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to effect the exercise of the Warrants so long as the Warrants are outstanding. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the "Securities".

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement and to purchase the Shares and the Warrants, except as set forth in the Schedules attached to this Agreement, the Company hereby makes the following representations and warranties to the Purchasers:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity, except as set forth on Schedule 2.1(g) hereto. The Company and each such Subsidiary are duly qualified as foreign corporations to do business and are in good standing in every jurisdiction in which the nature of the business conducted or property owned by such entities make such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties or financial condition of the Company or its Subsidiaries or which is likely to materially hinder the performance by the Company of its obligations hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof).

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement in substantially the form attached hereto as Exhibit D (the "Registration Rights Agreement"), the Warrants, and the other agreements and documents contemplated hereby and thereby which are executed by the Company or to which the Company is party (all of the foregoing agreements and documents are collectively referred to herein as the "Transaction Documents"), and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth in Schedule 2.1(b), no further consent or authorization of the Company, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of August 1, 2003 are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and any other security of the Company have been duly and validly authorized. Except as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

(d) Issuance of Securities. The Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock; provided, however, that the Securities may be subject to restriction or transfer under state and federal securities laws. When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock; provided, however, that the Securities may be subject to restriction or transfer under state and federal securities laws.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Certificate or Bylaws or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, (iii) create or impose a lien, mortgage, pledge, security interest, charge or other encumbrance ("Encumbrances") of any nature on any property or asset of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state or local statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases other than violations pursuant to clauses (i) or (iv) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations, violations, and Encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Shares, the Warrants or the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the "Commission"), the NASD and/or the Pacific Exchange prior to or subsequent to the Closing, or state securities administrators subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

(f) Commission Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act since January 1, 2001 (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "Commission Documents"). Neither the Company nor any authorized agent acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that the Company believes constitutes material, non-public information, and the Company shall not at any time hereafter provide any of the Purchasers with any such information unless such Purchaser shall have provided advance written consent thereto. The Company understands and confirms that the Purchasers will rely on the foregoing representation and covenant in effecting transactions in securities of the Company. At the time of its filing, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 (the "Form 10-Q") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-Q did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of its filing, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "Form 10-K") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and, at the time of its filing, the Form 10-K did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Form 10-Q and Form 10-K complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(h) No Material Adverse Change. Since March 31, 2003, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto.

(i) No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto, neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise), other than those set forth on the balance sheets included in the Form 10-Q and Form 10-K or incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses since March 31, 2003, and those liabilities, obligations, claims or losses which, individually or in the aggregate, do not have a Material Adverse Effect on the Company or its Subsidiaries.

(j) No Undisclosed Events or Circumstances. Since March 31, 2003, except as disclosed on Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k) Indebtedness. Except as disclosed on Schedule 2.1(k), neither the Company nor any Subsidiary is in material default with respect to any Indebtedness. For purposes of this Agreement: (x) "Indebtedness" of any person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance upon or in any property or assets (including accounts and contract rights) owned by any person, even though the person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to any indebtedness, lease, dividend or other obligation of another person if the primary purpose or intent of the person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

(l) Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property, free and clear of any Encumbrances of any nature whatsoever, except for those indicated on Schedule 2.1(l) hereto and except for those Encumbrances that, individually or in the aggregate, do not have a Material Adverse Effect. Each of the Company and each Subsidiary is in compliance with all the material terms of each lease to which it is a party or is otherwise bound.

(m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or, to the knowledge of the Company, any officers or directors of the Company or any Subsidiary in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

(n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or except as such noncompliance therewith, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) Taxes. Except as set forth on Schedule 2.1(o) hereto, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period.

(p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(q) Disclosure. To the best of the Company's knowledge, neither this Agreement, the Schedules hereto nor any other Transaction Document contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r) Intellectual Property. Except as disclosed on Schedule 2.1(r), the Company and each of the Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses and other proprietary rights and processes (collectively, the "Proprietary Rights") which are necessary for the conduct of their respective businesses as now conducted without any known infringement on the rights of others. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. As of the date of this Agreement, there is, to the knowledge of the Company, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others. From March 31, 2003 to the date of this Agreement, except as disclosed on Schedule 2.1(r), neither the Company nor any of its Subsidiaries has received any written notice alleging that the operation of the business of the Company or any of its Subsidiaries infringes in any material respect upon the intellectual property rights of others.

(s) Environmental Compliance. The Company and each of its Subsidiaries have obtained all material approvals, material authorizations, material certificates, material consents, material licenses, material orders and material permits or other similar material authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate any Environmental Law or that may give rise to any Environmental Liabilities. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

(t) Books and Records; Internal Accounting Controls. The Company and its Subsidiaries have kept books and records of account in which full, true and correct entries have been made of all dealings or transactions in relation to its business and affairs in accordance with GAAP. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(u) Material Agreements. Except for the Transaction Documents or as set forth on Schedule 2.1(u) hereto, or those that are included as exhibits to filings with the Commission, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission (collectively, "Material Agreements") if the Company or any Subsidiary were registering securities under the Securities Act. The Company and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the Material Agreements, have received no notice of default and, to the best of the Company's knowledge, are not in default under any Material Agreement now in effect, the default under which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any Subsidiary limits the payment of dividends on its Common Stock.

(v) Transactions with Affiliates. Except as set forth in the Company's filings with the Commission, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any Subsidiary, on the one hand, and (b) on the other hand, any officer, employee or director of the Company, or any of its Subsidiaries, or any person owning more than 10% of the capital stock of the Company or any Subsidiary, or any member of the immediate family of such officer, employee, director or stockholder or any corporation or other entity controlled by such officer, employee, director or stockholder, other than loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries, or (iii) for other standard employee benefits made generally available to all employees.

(w) Securities Act of 1933 and State Securities Laws. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares, the Warrants and the Warrant Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on the Company's behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(x) Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality located in the United States is or will be necessary for, or in connection with, the issuance or delivery of the Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

(y) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements with any of its employees. Except as set forth in the Company's filings with the Commission or on Schedule 2.1(y) hereto, neither the Company nor any Subsidiary has any employment contract, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer to be employed or engaged by the Company or any such Subsidiary. Since March 31, 2003, no officer or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment with the Company or any Subsidiary.

(z) Absence of Certain Developments. Except as set forth in the Commission Documents or on Schedule 2.1(z) hereto, since March 31, 2003, neither the Company nor any Subsidiary has:

(i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto, other than to officers, directors and employees in the ordinary course of business consistent with past practice;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such Subsidiary's business;

(iii) paid any obligation or liability (absolute or contingent), other than current obligations or liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except in the ordinary course of business or to the Purchasers or their representatives;

(vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or had any customer cancel an order(s) for any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $25,000;

(xii) suffered any damage, destruction or casualty loss, the effect of which would have a Material Adverse Effect;

(xiii) experienced any material problems with ten or more employees, as a group, or two or more officers, as a group, in connection with the terms and conditions of their employment;

(xiv) effected any two or more events of the foregoing kind which in the aggregate would cause a Material Adverse Effect; or

(xv) entered into an agreement, written or otherwise, to take any of the foregoing (i) through (xiv).

(aa) Use of Proceeds. Except as set forth on Schedule 2.1(aa), the proceeds from the sale of the Shares and the Warrants will be used by the Company for working capital purposes and, except as set forth on Schedule 2.1(aa), shall not be used to repay any outstanding Indebtedness or any loans to any officer, director or stockholder of the Company (other than reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries).

(bb) Investment Company Act Status. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

(cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would cause a Material Adverse Effect. With respect to the Company and its Subsidiaries, the execution and delivery of this Agreement and the issue and sale of the Shares and the Warrants by the Company to any Purchaser will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); provided that, if any Purchaser, or any person or entity that owns a beneficial interest in any Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(cc), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(dd) Delisting Notification. The Company has not received a delisting notification from the NASDAQ Stock Market or the Pacific Exchange that has not been rescinded, and, to its knowledge, there are no existing facts or circumstances that could reasonably give rise to the delisting of the Common Stock from the NASDAQ Stock Market or the Pacific Exchange.

(ee) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(ff) Termination on Change of Control. Each stock option that the Company has issued to any of its officers, directors or employees as incentive compensation or otherwise as an employment benefit and each stock purchase warrant outstanding on the date of this Agreement that the Company has issued to any person will terminate and expire on any Change of Control (as such term is defined in the Warrants) (unless any such stock option or warrant is assumed by the surviving entity in the Change of Control).

Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchaser:

(a) Organization and Standing of the Purchasers. If such Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares and Warrants being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser. The other Transaction Documents constitute, or shall constitute when executed and delivered, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c) Acquisition for Investment. Such Purchaser is purchasing the Securities solely for its own account and not with a view to or for sale in connection with the distribution thereof. Such Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(e) below, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to pledge any of the Securities for margin purposes and/or to dispose of any of the Securities at any time in accordance with federal and state securities laws applicable to such disposition or pursuant to an effective Registration Statement (as such term is defined in the Registration Rights Agreement). Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(d) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(e) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) Opportunities for Additional Information. Such Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

(g) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h) Accredited Investor. Such Purchaser is an accredited investor (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(i) Short Sales. Between July 15, 2003 and the Closing, such Purchaser has not caused, advised, asked or assisted any person or entity to engage in "short sales" of the Company's Common Stock.

ARTICLE III

Covenants

The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

Section 3.1 Securities Compliance. The Company shall notify the Commission, in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

Section 3.2 Registration and Listing. The Company will use its commercially reasonable efforts to cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, will comply with all material requirements related to any registration statement filed pursuant to any Transaction Document, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the quotation of its Common Stock on the NASDAQ Stock Market or any successor market. The Company will promptly following the Closing Date file the "Listing Application" for, or in connection with, the issuance and delivery of the Shares, the Warrants and the Warrant Shares.

Section 3.3 Compliance with Laws. The Company shall use its commercially reasonable efforts to comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which could have a Material Adverse Effect.

Section 3.4 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.5 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform under any Transaction Document.

Section 3.6 Disclosure of Transactions and Other Material Information. On or before 5:30 p.m., New York City time, on the second Business Day immediately following the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the Warrants and the Registration Rights Agreement, and the schedules hereto and thereto in the form required by the Exchange Act (including all attachments, the "8-K Filing"). In addition, on or before 8:30 a.m., New York City time, on the next day immediately following the Closing Date, the Company shall issue a press release describing the terms of the transactions contemplated by the Transaction Documents. For purposes of this Agreement, a "Business Day" means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the state of California generally are authorized or required by law or other government actions to close. From and after the filing of the 8-K Filing with the Commission, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or authorized agents that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and authorized agents not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the Company without the express written consent of such Purchaser.

Section 3.7 Delivery of Share Certificates. At Closing or as soon thereafter as reasonably possible (but in any event no later than two Business Days immediately following the Closing Date), the Company shall deliver to each Purchaser certificates representing the Shares (in such denominations as each Purchaser may request) acquired by such Purchaser at the Closing.

Section 3.8 Preemptive Rights.

(a) Until the first anniversary of the Closing Date and for so long as any Purchaser or its assigns shall own any Shares (any Purchaser, for such purpose, an "Eligible Purchaser"), the Company hereby grants to each Eligible Purchaser a right (the "Preemptive Right") to purchase all or any part of such Eligible Purchaser's pro rata share of any "New Securities" (as defined in Section 3.8(b)) that the Company may, from time to time, propose to sell and issue solely for cash. The pro rata share for each Eligible Purchaser, for purposes of the Preemptive Right, is the ratio of (x) the number of shares of Common Stock then held by such Eligible Purchaser immediately prior to the issuance of the New Securities (assuming the full conversion of any Preferred Stock, but not including any other shares of Common Stock to be acquired by such Eligible Purchaser or issued to such Eligible Purchaser pursuant to Section 3.9), to (y) the total number of shares of Common Stock of the Company outstanding immediately prior to the issuance of the New Securities (after giving effect to the full conversion of any Preferred Stock, but not including any shares of Common Stock issuable upon the exercise, conversion or exchange of any other security or issued to such Eligible Purchaser pursuant to Section 3.9).

(b) For purposes of this Section 3.8, "New Securities" shall mean any Common Stock or Preferred Stock of the Company, whether or not authorized on the date hereof, and rights, options or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:

(i) shares of capital stock of the Company issuable upon conversion or exercise of any currently outstanding securities or any Shares, Warrants or New Securities issued in accordance with this Agreement (including the Warrant Shares);

(ii) shares or options or warrants for Common Stock granted to officers, directors and employees of, and consultants to, the Company pursuant to stock option or purchase plans or other compensatory agreements approved by the Board of Directors;

(iii) shares of Common Stock or Preferred Stock issued in connection with any pro rata stock split or stock dividend in respect of any series or class of capital stock of the Company or recapitalization by the Company;

(iv) shares of capital stock, or options or warrants to purchase capital stock, issued to a strategic investor in connection with a strategic commercial agreement as determined by the Board of Directors;

(v) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to commercial borrowing, secured lending or lease financing transaction approved by the Board of Directors;

(vi) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity;

(vii) shares of capital stock issued in an underwritten public securities offering pursuant to a registration statement filed under the Securities Act;

(viii) shares of capital stock, or options or warrants to purchase capital stock, issued to current or prospective customers or suppliers of the Company approved by the Board of Directors as compensation or accommodation in lieu of other payment, compensation or accommodation to such customer or supplier;

(ix) shares of capital stock, or warrants to purchase capital stock, issued to any person or entity that provides services to the Company as compensation therefor pursuant to an agreement approved by the Board of Directors;

(x) shares of capital stock, or options or warrants to purchase capital stock, offered in a transaction where purchase of such securities by any Purchaser would cause such transaction to fail to comply with applicable federal or state securities laws or would cause an applicable registration or qualification exemption to fail to be available to the Company; provided, however, that this clause (x) shall apply only to the Purchaser or Purchasers who would cause any such failure, and not to any of the other Purchasers;

(xi) securities issuable upon conversion or exercise of the securities set forth in paragraphs (i) - (x) above.

(c) In the event that the Company proposes to undertake an issuance of New Securities for cash, it shall give each Eligible Purchaser written notice (the "Notice") of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Eligible Purchaser shall have twenty (20) Business Days after receipt of such notice to agree to purchase all or any portion of its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event that any New Securities subject to the Preemptive Right are not purchased by the Eligible Purchaser within the twenty (20) Business Day period specified above, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities that had been subject to the Preemptive Right shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities with respect to which the rights of the Purchaser were not exercised at a price and upon terms, including manner of payment, no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold all offered New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities, without first complying again with the procedures set forth in this Section 3.8.

(d) The Preemptive Right is not assignable by any Eligible Purchaser without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 3.9 Antidilution.

(a) Computation of Adjusted Exercise Price. Except as hereinafter provided, in case the Company shall at any time during the Antidilution Period issue or sell any New Securities for a consideration per share less than the Applicable Per Share Purchase Price (such price, the "New Price" and such New Price shall be deemed to equal $0.01 in the event such New Securities are issued without consideration), then upon such issuance or sale, each Purchaser shall receive without payment of additional consideration to the Company, that number of shares of Common Stock equal to the excess of (x) a fraction, the numerator or which is the portion of the Purchase Price paid by such Purchaser and the denominator of which is the New Price, over (y) the sum of the number of Shares received by such Purchaser pursuant this Agreement at the Closing pursuant to Article I and the number of Shares of Common Stock received by such Purchaser pursuant to prior application of this Section 3.9(a). No fractional shares shall be issued pursuant to this Section 3.9(a) and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises pursuant to this Section 3.9(a), the Company shall eliminate such fractional share interest by paying the respective Purchaser an amount equal to the product of the fractional share interest and the fair market value of a full share of Common Stock. For purposes of this Section 3.9, the "Antidilution Period" shall mean the period of time between the date of this Agreement and the date which is 30 days following the effective date of the Registration Statement. For purposes of this Section 3.9, the "Applicable Per Share Purchase Price" shall initially equal the Per Share Purchase Price at the Closing (as set forth in Section 1.1), but shall be reduced to the New Price in the event New Securities are issued for a consideration per share less than the Applicable Per Share Purchase Price in effect at such time of issuance, and the Applicable Per Share Purchase Price shall also be further adjusted as otherwise provided in this Section 3.9. For purposes of any computation to be made in accordance with this Section 3.9, the following provisions shall be applicable:

(i) In case of the issuance or sale of New Securities for a consideration that shall be cash, the amount of the cash consideration, shall be deemed to be the amount of cash received by the Company for such shares;

(ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of New Securities for a consideration part or all of which shall be other than cash, the amount of the consideration therefore other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company;

(iii) New Securities issuable by way of dividend or other distribution on any capital stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration; and

(iv) The reclassification of securities of the Company other than New Securities into securities including New Securities shall be deemed to involve the issuance of such New Securities for consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such New Securities shall be determined as provided in subsection (b) of this Section 3.9. The number of New Securities at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of then outstanding options, rights, warrants and upon the conversion or exchange of then outstanding convertible or exchangeable securities.

(b) Convertible Securities. In case the Company shall at any time during the Antidilution Period issue options, rights or warrants to subscribe for New Securities, or issue any securities convertible into or exchangeable for New Securities, for a consideration per share less than the Applicable Per Share Purchase Price, or without consideration, additional shares will be issued to the Purchasers in accordance with Section 3.9(a) hereof; provided, that:

(i) The aggregate maximum number of New Securities, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants.

(ii) The aggregate maximum number of New Securities issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

(iii) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 3.9, or in the price per share at which the securities referred to in subsection (b) of this Section 3.9 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect to shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

(c) Subdivision, Stock Dividends or Combinations. In case the Company shall during the Antidilution Period subdivide the outstanding shares of Common Stock or shall issue a stock dividend with respect to the Common Stock, the Shares in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased and the Applicable Per Share Purchase Price and Per Share Purchase Price shall be proportionately increased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the Shares in effect immediately prior to such combination shall be proportionately increased and the Applicable Per Share Purchase Price and Per Share Purchase Price shall be proportionately decreased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

(d) No Adjustment in Certain Cases. No additional shares of Common Stock shall be issued to the Purchasers pursuant to this Section 3.9 if the excess of the Applicable Per Share Purchase Price over the New Price is less than one cent ($0.01).

(e) Registration Rights. If any additional shares of Common Stock are issued to the Purchasers pursuant to this Section 3.9, the Company and the Purchasers hereby agree to enter into an agreement substantially similar to the Registration Rights Agreement in respect of such additional shares of Common Stock.

(f) Characterization of the Rights in this Section 3.9. The right to receive additional shares of Common Stock set forth in Section 3.9(a) shall be deemed to be an option received by the Purchasers at the Closing, and the Per Share Purchase Price shall be deemed to equal a fraction, (x) the numerator of which is the Purchase Price and (y) the denominator of which is the sum of the number of Shares received by the Purchasers at the Closing pursuant to Article I and the number of shares of Common Stock received by the Purchasers pursuant to the application of Section 3.9(a).

(g) No Assignment and Termination. No Purchaser shall assign any of its rights set forth in this Section 3.9 to any third parties without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. The rights of the Purchasers and the obligations of the Company set forth in this Section 3.9 shall terminate on a Change of Control (as defined in the Warrants).

ARTICLE IV

Conditions

Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares and Warrants. The obligation hereunder of the Company to close and issue and sell the Shares and the Warrants to the Purchasers on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchase Price for the Shares and Warrants shall have been delivered to the Company at the Closing, and such Purchase Price shall have equaled or exceeded $3,000,000.

(e) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are party shall have been duly executed and delivered by the Purchasers to the Company.

Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares and Warrants. The obligation hereunder of the Purchasers to purchase the Shares and Warrants and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Purchasers' sole benefit and may be waived by the Purchasers at any time in their sole discretion.

(a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or quoted by NASDAQ, nor shall a banking moratorium have been declared either by the United States or California State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Shares.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Opinion of Counsel, Etc. The Purchasers shall have received an opinion of counsel to the Company, dated the Closing Date, in the form of Exhibit C hereto.

(g) Warrants and Shares. The Company shall have delivered to the Purchasers facsimile copies of the executed Warrants (in such denominations as each Purchaser may request), and shall have made arrangements for delivery of the certificates representing the Shares (in such denominations as each Purchaser may request) in accordance with Section 3.7, being acquired by the Purchasers at the Closing.

(h) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to the Purchasers (the "Resolutions").

(i) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the issuance of the Shares and the exercise of the Warrants, a number of shares of Common Stock equal to the sum of the Shares and the Warrant Shares issuable upon exercise of the Warrants, assuming the Warrants were granted on the Closing Date (after giving effect to the Warrants to be issued on the Closing Date and assuming the Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises).

(j) Secretary's Certificate. The Company shall have delivered to the Purchasers a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Certificate and the Bylaws, each as in effect at the Closing, and (iii) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(k) Officer's Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(l) Registration Rights Agreement. As of the Closing Date, the parties shall have entered into the Registration Rights Agreement in the Form of Exhibit D attached hereto.

(m) Material Adverse Effect. No Material Adverse Effect shall have occurred.

ARTICLE V

Certificate Legend

Section 5.1 Legend.

(a) Each certificate representing the Shares and the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws) until the Shares and the Warrants Shares have been covered by an effective registration statement or may be removed as provided in subsection (c) below:

"THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF APPLICABLE, STATE SECURITIES LAWS. THESE SHARES OF COMMON STOCK MAY NOT BE SOLD, OFFERED FOR SALES, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SOCKET COMMUNICATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

(b) Each Warrant shall be stamped or otherwise imprinted with a legend substantially in the following form (in the addition to any legend required by applicable state securities or "blue sky" laws) until the Warrant has been covered by an effective registration statement or may be removed as provided in subsection (c) below:

"THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SOCKET COMMUNICATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

(c) The Company agrees to reissue certificates representing any of the Securities, without the legend set forth above, if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (i) any such Securities are registered under the Securities Act, or (ii) in connection with a transfer on or after 135 days from the date of this Agreement, such holder provides the Company with an opinion of counsel, in generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act and applicable state securities or "blue sky" laws. The Company will use its commercially reasonable efforts to respond to any such notice from a holder within three (3) Business Days. In the case of any proposed transfer under this Section 5.1, the Company shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Notwithstanding the foregoing, the restrictions on transfer contained in this Section 5.1 shall not limit or prohibit any Purchaser's right to pledge any of the Securities for margin purposes.

ARTICLE VI

Termination

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchasers. In addition, in the event that the Closing shall not have occurred on or before one (1) Business Day from the date hereof due to the Company's or any Purchaser's failure to satisfy the conditions to Closing set forth herein (and the non-breaching party's failure to waive such unsatisfied conditions), the non-breaching party shall have the right to terminate this Agreement immediately upon written notice to the breaching party.

Section 6.2 Effect of Termination. In the event of termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and Article VII herein. Nothing in this Section 6.2 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or such Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VII

Indemnification

Section 7.1 General Indemnity. The Company agrees to indemnify and hold harmless each Purchaser (and its respective directors, officers, employees, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by each Purchaser or any such person as a result of any inaccuracy in or breach of the representations or warranties or breach or default in the performance by the Company of any of the covenants to be performed by the Company herein. The Purchasers severally but not jointly agree to indemnify and hold harmless the Company and its directors, officers, employees, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations or warranties or breach or default in the performance by the Purchasers of any of the covenants to be performed by the Purchasers herein; provided, however, that no Purchaser shall be liable under this Section 7.1 for any amount that exceeds the portion of the Purchase Price paid by such Purchaser to the Company in connection with such Purchaser's purchase of Shares and Warrants hereunder.

Section 7.2 Indemnification Procedure. Any party entitled to indemnification under this Article VII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VIII

Miscellaneous

Section 8.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay $30,000 to Gryphon Master Fund, L.P. ("Gryphon") to reimburse it for the fees and expenses (including attorneys' fees and expenses) incurred by it in connection with its due diligence review of the Company and the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated thereunder (including Gryphon's counsel's review of the Registration Statement (as contemplated by the Registration Rights Agreement) as special counsel), $15,000 of which has already been paid to Gryphon's legal counsel and is non-refundable, and the other $15,000 of which shall be due and payable in cash at Closing (and only if the Closing occurs). In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents or incurred in connection with the enforcement of this Agreement and any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees, disbursements and expenses.

Section 8.2 Specific Enforcement; Consent to Jurisdiction.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) The Company and each Purchaser (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Texas and the courts of the state of Texas located in Dallas County for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Shares, this Agreement, the Registration Rights Agreement or the Warrants, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 8.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority in interest of the then-outstanding Shares, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares, as the case may be.

Section 8.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon delivery if delivered in person or upon transmission if sent by facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

Socket Communications, Inc.
37400 Central Court
Newark, California 94560
Attention: David W. Dunlap
Telecopier: (510) 744-2727
Telephone: (510) 744-2700

with copies (which copies
shall not constitute notice
to the Company) to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
Attention: Herbert P. Fockler
Telecopier: (650) 493-9300
Telephone: (650) 493-6811

If to any Purchaser:

At the address of such Purchaser set forth on Exhibit A to this Agreement.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 8.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 8.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Except as provided herein, the Purchasers may assign the Shares, the Warrants and their rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (other than indemnified parties, as contemplated by Article VII).

Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 8.10 Survival. The representations and warranties of the Company and the Purchasers contained in Sections 2.1(o) and 2.1(s) shall survive indefinitely and those contained in Article II, with the exception of Sections 2.1(o) and 2.1(s), shall survive the execution and delivery hereof and the Closing until the date two (2) years from the Closing Date, and the agreements and covenants set forth in Articles I, III, V, VII and VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 8.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers in accordance with Section 8.3, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement; provided, however, that the Purchasers acknowledge and agree that they will be included as selling shareholders in the Registration Statement.

Section 8.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 8.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Warrants and the Registration Rights Agreement.

Section 8.15 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 8.16 Limitation on Number of Shares of Common Stock Issued Pursuant to this Agreement. The Company shall not be obligated to issue any New Securities or additional shares of Common Stock pursuant to Sections 3.8 and 3.9 of this Agreement if such issuance would cause the Company to exceed that number of shares of Common Stock which the Company may issue pursuant to this Agreement and the transactions contemplated herein without breaching the Company's obligations under the rules and regulations of the Nasdaq National Market ("Nasdaq"), except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by Nasdaq (or any successor rule or regulation) for issuances of Common Stock in excess of such amount, or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Purchasers that hold a majority of the Shares. In the event the Company is prohibited from issuing New Securities or shares of Common Stock as a result of the operation of this Section 8.16, the Purchasers shall be issued pursuant to Sections 3.8 and 3.9 the maximum number of New Securities and shares of Common Stock that shall not result in a breach of the Company's obligation under the rules and regulations of the Nasdaq.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

SOCKET COMMUNICATIONS, INC.

By:	_____________________________
Name: Title: